Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form SB-2of our report dated March 30, 2007, with respect to the consolidated financial statements of VuBotics, Inc. for the year ended December 31, 2006.

We also consent to the reference to us and of our report dated March 30, 2007 under the heading “Expert”  which is part of this Registration Statement.

/s/ W. T. Uniack & Co. CPA’s P.C.

W.T. Uniack & Co. CPA’s P.C.

Atlanta, Georgia
November 13, 2007